UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dieter Esch and Brad Krassner to the Board of Directors

On February 4, 2010, the Board of Directors (the “Board”) of Wilhelmina International, Inc. (the “Company”) appointed Horst Dieter Esch (“Esch”) and Brad Krassner (“Krassner”) as directors of the Company.  The Board’s intention to appoint Esch and Krassner to fill vacancies created by the resignations of Dr. Hans Boehlk and Derek Fromm on November 18, 2009 and November 19, 2009, respectively, was previously disclosed by the Company.

Arrangements Pursuant to which Esch and Krassner were Appointed

Esch, Esch’s stockholder affiliate Lorex Investments AG (“Lorex”), Krassner, Krassner’s stockholder affiliate Krassner Family Investments Limited Partnership (“Krassner L.P.”) and Newcastle Partners, L.P. (“Newcastle”) are parties to a Mutual Support Agreement, dated August 25, 2008 (the “Mutual Support Agreement”), pursuant to which the parties agreed to, among other things, (i) use their commercially reasonable efforts to cause their representatives serving on the Board to vote to nominate and recommend the election of one designee of Esch, one designee of Krassner and three designees of Newcastle (collectively, the “Designees”) and, in the event the Board will appoint directors without stockholder approval, to use their commercially reasonable efforts to cause their representatives on the Board to appoint the Designees to the Board and (ii) vote their shares of the Company’s common stock (“Common Stock”) to elect the Designees at any meeting of the Company’s stockholders or pursuant to any action by written consent in lieu of a meeting pursuant to which directors are to be elected to the Board.  Dr. Boehlk and Mr. Fromm were the previous designees of Esch and Krassner, respectively, under the Mutual Support Agreement.  Following the resignations of Dr. Boehlk and Mr. Fromm, Esch and Krassner designated themselves to fill the resulting vacancies on the Board.

The terms of the Mutual Support Agreement were previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2008.

Transactions with Esch, Krassner and their Affiliates

In connection with the Company’s acquisition (the “Acquisition”) of Wilhelmina International, Ltd. and its affiliated companies (the “Wilhelmina Companies”) pursuant to a purchase agreement dated August 25, 2008 (the “Purchase Agreement”), which closed on February 13, 2009, Esch, Lorex, Krassner and Krassner L.P. (collectively, the “Control Sellers”) received, in respect of their equity interests in the Wilhelmina Companies, (a) aggregate cash payments of approximately $8,906,872, subject to certain offsets and adjustments, and (b) $7,609,336 in shares of Common Stock (63,411,131 shares) based on the closing price of the shares on such date.  Krassner L.P. also received $6,000,000 in repayment of an outstanding note held by Krassner L.P.  Under the Purchase Agreement, the Control Sellers may also receive additional consideration through “earn outs”, payable in 2012 and tied to the operating results of the Company’s artist management and Miami divisions, which earn outs are subject to certain offsets and adjustments.

Pursuant to the Purchase Agreement, 19,229,746 shares of Common Stock issued to the Control Sellers (the “Restricted Shares”) were placed in escrow in respect of a “core” business price adjustment, pursuant to which adjustment the Restricted Shares could be repurchased by the Company for a nominal amount.  As previously disclosed in the Company’s Form 8-K filed with the SEC on January 6, 2010 (the “January 6, 2010 8-K”), in accordance with the Purchase Agreement, RSM McGladrey, Inc., an independent third party accounting firm, calculated the purchase price adjustment and determined that the price adjustment entitled the Company to repurchase all 19,229,746 Restricted Shares.  Shortly thereafter, Esch and Krassner, together with the other Control Sellers, served the Company with a lawsuit in U.S. District Court, Southern District of New York, seeking a declaration that the Company is barred from seeking any purchase price adjustment as a result of the Company’s alleged failure to comply with a notice deadline.  The lawsuit also seeks to enjoin the Company from repurchasing the Restricted Shares and the applicable escrow agent from effecting any such repurchase by the Company.  The Company filed its answer in the lawsuit on February 12, 2010.

The terms of the Purchase Agreement were previously disclosed in the Company’s Form 8-K filed with the SEC on August 26, 2008, a copy of which is attached as Exhibit 10.1 thereto and incorporated herein by reference, and the terms of an amendment to the Purchase Agreement were previously disclosed in the Company’s Form 8-K filed with the SEC on February 18, 2009, a copy of which is attached as Exhibit 10.1 thereto and incorporated herein by reference.

The Control Sellers are also parties to a registration rights agreement entered into in connection with the Acquisition (the “Registration Rights Agreement”), pursuant to which the Control Sellers, among others, obtained certain demand and piggyback registration rights with respect to the Common Stock issued to them under the Purchase Agreement.

The terms of the Registration Rights Agreement were previously disclosed in the Company’s Form 8-K filed with the SEC on August 26, 2008, a copy of which is attached as Exhibit 10.2 thereto and incorporated herein by reference.

Pursuant to a letter agreement between the Company and Esch dated February 13, 2009 (the “Letter Agreement”), $1,750,000 of the cash proceeds to be paid to Esch upon the closing of the Acquisition was held in escrow (the “Esch Cash Escrow”), to be used to satisfy the Company’s indebtedness to its principal lender, Signature Bank, upon the occurrence of certain specified events.  As previously disclosed in the January 6, 2010 8-K, on December 31, 2009, the full amount of the Esch Cash Escrow was released to Signature Bank and, consistent with the terms of the Letter Agreement, the Company issued to Esch a promissory note in the principal amount of $1,750,000 (the “Note”).  Interest on the outstanding principal balance of the Note accrues at the “Weighted Average Loan Document Rate” (as defined below) and is payable in arrears on a monthly basis.  The “Weighted Average Loan Document Rate” is calculated using a weighted average formula based on the rates applicable to the principal amounts outstanding for each of the revolver ($2,000,000 principal outstanding at December 30, 2009 at a rate of prime plus 0.5%) and term loan ($25,000 principal outstanding at December 30, 2009 at a rate of 6.65%) components of the Signature facility prior to release of the escrow.  The effective interest rate of the Note is therefore the prime rate plus approximately 0.58% (or approximately 3.83% as of the date of issuance).  Principal under the Note shall be repaid in quarterly installments of $250,000 until the Note is paid in full.  In the event that the Company closes a new revolving bank or debt facility that provides it with committed working capital financing, the Company is required to pay down the Note in the amount of the funds that the Company is initially permitted to draw under such new facility.  The Note is unsecured and is pre-payable by the Company at any time without penalty or premium.  The outstanding principal balance of the Note, together with all accrued, but unpaid interest thereon, is due and payable on December 31, 2010.  As of March 3, 2010, $1,750,000 in principal was outstanding under the Note.  The Company made its first interest payment to Esch under the Note in the amount of $5,891 on February 8, 2010 and its second interest payment to Esch under the Note in the amount of $5,155 on March 3, 2010.

The terms of the Letter Agreement were previously disclosed in the Company’s Form 8-K filed with the SEC on February 18, 2009, a copy of which is attached as Exhibit 10.2 thereto and incorporated herein by reference.  The terms of the Note were previously disclosed in the January 6, 2010 8-K, a copy of which is attached as Exhibit 10.1 thereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ Evan Stone
		Name:	Evan Stone
		Title:	General Counsel